UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2021

RMR MORTGAGE TRUST

(Exact name of registrant as specified in its charter)

maryland	001-34383	20-4649929
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Two Newton Place

255 Washington Street, Suite 300

Newton, MA 02458

(Address of principal executive offices, including zip code)

(617) 332-9530
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares of Beneficial Interest	RMRM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “Company”, “we”, “us”, and “our” refer to RMR Mortgage Trust.

Item 1.01	Entry into a Material Definitive Agreement.

On January 5, 2021, the Securities and Exchange Commission (the “SEC”) issued an order pursuant to Section 8(f) of the Investment Company Act of 1940 (the “1940 Act”) declaring that we have ceased to be an investment company under the 1940 Act (the “Deregistration Order”). The issuance of the Deregistration Order enables us to proceed with full implementation of our new business mandate to operate as a real estate investment trust (“REIT”) that focuses primarily on originating and investing in first mortgage whole loans secured by middle market and transitional commercial real estate (the “Business Change”).

Management Agreement

In connection with the Business Change, we terminated our investment advisory agreement with RMR Advisors LLC (“RMR Advisors”) and entered into a new management agreement (“Management Agreement”) with Tremont Realty Advisors LLC (“Tremont Advisors”), effective January 5, 2021 (the “Effective Date”). A summary of the principal terms of the Management Agreements are as follows:

•	Base Management Fee: We are required to pay Tremont Advisors an annual base management fee equal to 1.5% of our equity, payable in cash quarterly (0.375% per quarter) in arrears. Under the Management Agreement, “equity” means (a) the sum of (i) our net asset value as of the Effective Date, plus (ii) the net proceeds received by us from any future sale or issuance of our shares of beneficial interest, plus (iii) our cumulative core earnings (as defined below) for the period commencing on the Effective Date to the end of the applicable most recent completed calendar quarter, less (b) (i) any distributions previously paid to holders of our common shares, (ii) any incentive fee previously paid to Tremont Advisors and (iii) any amount that we may have paid to repurchase our common shares. All items in the foregoing sentence (other than clause (a)(iii)) are calculated on a daily weighted average basis.

•	Incentive Fee. Starting in the calendar quarter ending March 31, 2021, we are required to pay Tremont Advisors quarterly an incentive fee in arrears in cash equal to the difference between: (a) the product of (i) 20% and (ii) the difference between (A) our core earnings for the most recent 12 month period (or such lesser number of completed calendar quarters, if applicable), including the calendar quarter (or part thereof) for which the calculation of the incentive fee is being made, and (B) the product of (1) our equity in the most recent 12 month period (or such lesser number of completed calendar quarters, if applicable), including the calendar quarter (or part thereof) for which the calculation of the incentive fee is being made, and (2) 7% per year and (b) the sum of any incentive fees paid to Tremont Advisors with respect to the first three calendar quarters of the most recent 12 month period (or such lesser number of completed calendar quarters preceding the applicable period, if applicable). No incentive fee shall be payable with respect to any calendar quarter unless our core earnings for the 12 most recently completed calendar quarters (or such lesser number of completed calendar quarters from January 5, 2021) in the aggregate is greater than zero. The incentive fee may not be less than zero.

For purposes of the calculation of base management fees and incentive fees payable to Tremont Advisors under the Management Agreement, “core earnings” is defined as net income (or loss) attributable to common shareholders computed in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), including realized losses not otherwise included in GAAP net income (loss), and excluding: (a) the incentive fees earned by Tremont Advisors; (b) depreciation and amortization (if any); (c) non cash equity compensation expense (if any); (d) unrealized gains, losses and other similar non-cash items that are included in net income for the period of the calculation (regardless of whether such items are included in or deducted from net income or in other comprehensive income or loss under GAAP); and (e) one-time events pursuant to changes in GAAP and certain material non cash income or expense items (in each case after discussions between Tremont Advisors and our Independent Trustees and approved by a majority of such Independent Trustees). Pursuant to the terms of the Management Agreement, the exclusion of depreciation and amortization from the calculation of core earnings shall only apply to owned real estate. Our shares of beneficial interest that are entitled to a specific periodic distribution or have other debt characteristics will not be included in equity for the purpose of calculating incentive fees payable to Tremont Advisors. Instead, the aggregate distribution amount that accrues to such shares during the calendar quarter of such calculation will be subtracted from core earnings for purposes of calculating incentive fees, unless such distribution is otherwise already excluded from core earnings. Equity and core earnings as defined in the Management Agreement are non-GAAP financial measures and may be different than our shareholders’ equity and net income calculated according to GAAP.

•	Termination Fee. In the event the Management Agreement is terminated by us without a cause event or by Tremont Advisors for a material breach, we will be required to pay Tremont Advisors a termination fee equal to (a) three times the sum of (i) the average annual base management fee and (ii) the average annual incentive fee, in each case paid or payable to Tremont Advisors during the 24 month period immediately preceding the most recently completed calendar quarter prior to the date of termination or, if such termination occurs within 24 months of its initial commencement, the base management fee and the incentive fee will be annualized for such two year period based on such fees earned by Tremont Advisors during such period, plus (b) (i) $1,600,000. No termination fee will be payable if the Management Agreement is terminated by us for a cause event or by Tremont Advisors without our material breach.

•	Expense Reimbursement. Tremont Advisors will be responsible for the costs of Tremont Advisors’ employees who provide services to us, including the cost of Tremont Advisors’ personnel who originate our loans, unless any such payment or reimbursement is specifically approved by a majority of our independent trustees or is a shared services cost. We are required to pay or to reimburse Tremont Advisors and its affiliates for all other costs and expenses of our operations, including but not limited to, the costs of rent, utilities, office furniture, equipment, machinery and other overhead type expenses, the costs of legal, accounting, auditing, tax planning and tax return preparation, consulting services, diligence costs related to our investments, investor relations expenses and other professional services, and other costs and expenses not specifically required under the management agreement to be borne by Tremont Advisors. Some of these overhead, professional and other services will be provided by The RMR Group LLC (“RMR LLC”) pursuant to a shared services agreement between Tremont Advisors and RMR LLC. In addition, we will also pay our pro rata portion of internal audit costs incurred by RMR LLC on our behalf and on behalf of other public companies to which RMR LLC or its affiliates provides management services.

•	Term and Termination. The initial term of the Management Agreement ends on December 31, 2023, and the agreement will automatically renew for successive one year terms beginning January 1, 2024 and each January 1 thereafter, unless it is sooner terminated upon written notice delivered no later than 180 days prior to a renewal date by the affirmative vote of at least two thirds (2/3) of our Independent Trustees based upon a determination that (a) Tremont Advisors’ performance is unsatisfactory and materially detrimental to us or (b) the base management fee and incentive fee, taken as a whole, payable to Tremont Advisors under the Management Agreement are not fair to us (provided that in the instance of (b), Tremont Advisors will be afforded the opportunity to renegotiate the base management fee and incentive fee prior to termination). The Management Agreement may be terminated by Tremont Advisors before each annual renewal upon written notice delivered to our Board of Trustees no later than 180 days prior to an annual renewal date.

Tremont Advisors may also terminate the Management Agreement if we become required to register as an investment company under the 1940 Act, with such termination deemed to occur immediately before such event. In addition, Tremont Advisors may terminate the Management Agreement upon 60 days’ written notice for a material breach by us, as defined in the Management Agreement, which includes if we default in the performance or observance of any material term, condition or covenant contained in the Management Agreement, the consequence of which was materially adverse to Tremont Advisors and which did not result from and was not attributable to any action, or failure to act, of Tremont Advisors and the default continues for a period of 30 days after written notice to us requesting that the default be remedied within that period, we materially reduce Tremont Advisors’ duties and responsibilities or scope of its authority under the Management Agreement or we cease or take steps to cease to conduct the business of originating or investing in commercial real estate loans.

•	Other Provisions. We have agreed to indemnify Tremont Advisors and its affiliates, including RMR LLC, its members, officers, employees and affiliates against liabilities relating to acts or omissions of such party with respect to the provision of services to us, except to the extent such provision of services was in bad faith or was grossly negligent. In addition, the Management Agreement provides that any disputes, as defined in the agreements, arising out of or relating to the agreement or the provision of services pursuant thereto, upon the demand of a party to the dispute, shall be subject to mandatory arbitration in accordance with procedures provided in the agreement.

The foregoing description of the Management Agreement is not complete and is subject to and qualified in its entirety by reference to the full text of the Management Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Indemnification Agreements

As of the Effective Date, we entered into amended and restated indemnification agreements (each, an “Indemnification Agreement”) with each of our Trustees and officers (each, an “Indemnitee”). Each Indemnification Agreement requires us to, among other things, indemnify the Indemnitee named therein against certain liabilities that may arise in connection with the Indemnitee’s status or service as one of our Trustees, officers or agents or in such Indemnitee’s capacity at other specified entities at which the Indemnitee serves at our request and to advance such Indemnitee’s expenses incurred as a result of any proceeding for which the Indemnitee may be entitled to indemnification. Each Indemnification Agreement otherwise provides for indemnification rights to the maximum extent permitted under Maryland law and is in addition to any other rights an Indemnitee may have under our organizational documents or applicable law.

The foregoing summary of the Indemnification Agreements is not complete and is qualified in its entirety by reference to the form of Indemnification Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the Business Change, we terminated our custodian agreement with State Street Bank and Trust Company (“State Street”), effective January 5, 2021, pursuant to which State Street previously performed custodial, fund accounting and portfolio accounting services for us in connection with our operation as a closed-end investment company. We also provided to RMR Advisors notice of termination of our administration agreement with RMR Advisors (“Administration Agreement”), pursuant to which RMR Advisors previously performed administrative functions for us in connection with our operation as a closed-end investment company. The Administration Agreement shall be terminated upon the termination of the sub-administration agreement between RMR Advisors and State Street, which termination shall be effective on March 16, 2021 or such later date as we make our final filing with the SEC pursuant to the requirements of the 1940 Act.

The information regarding the termination of our former investment advisory agreement with RMR Advisors under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On December 4, 2020, the Audit Committee (the “Committee”) of our Board of Trustees approved the engagement of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for our fiscal year 2021, subject to and upon receipt of the Deregistration Order. RSM US LLP (“RSM”) will remain our independent registered public accounting firm for our fiscal year 2020.

During the fiscal years ended December 31, 2019 and 2020, and the subsequent interim period through January 5, 2021, we did not, nor did anyone on our behalf, consult with Deloitte with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided to us that Deloitte concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue or (b) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The reports of RSM on our financial statements for each of the two fiscal years ended December 31, 2018 and 2019, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of our financial statements for the fiscal years ended December 31, 2018 and 2019, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between us and RSM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of RSM would have caused RSM to make reference to the subject matter of the disagreement in their report. During the fiscal years ended December 31, 2019 and 2020, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

We provided RSM with a copy of the disclosures contained in this Current Report on Form 8-K and requested that RSM furnish us with a letter addressed to the SEC stating whether it agrees with the statements contained herein. A copy of RSM’s letter, dated January 5, 2021, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Business Change, we also announced changes to our Board of Trustees and executive officers, effective January 5, 2021. The Board of Trustees appointed Thomas J. Lorenzini as our President and G. Douglas Lanois as our Chief Financial Officer and Treasurer. Mr. Lorenzini and Mr. Lanois succeed Fernando Diaz and Brian E. Donley, respectively, who each resigned from the Company, effective January 5, 2021.

Mr. Lorenzini, age 54, is a Vice President of RMR LLC and President of Tremont Mortgage Trust, a real estate finance company. He is also a Vice President of Tremont Advisors. Mr. Lorenzini has been Managing Director, Capital Markets, of Tremont Realty Capital, which is the trade name of Tremont Advisors, since October 2019. From 2016 until October 2019, Mr. Lorenzini served as Senior Director, Capital Markets of Tremont Realty Capital. Mr. Lorenzini was a founding member of Tremont Advisors’s predecessor business. Prior to joining Tremont Advisors’s predecessor business in 2000, Mr. Lorenzini was midwest regional director for Finova Realty Capital, and prior to that, Mr. Lorenzini was a senior director for Belgravia Realty Capital.

Mr. Lorenzini has advised us that he has no arrangement or understanding with any other person pursuant to which he was appointed as President, and, except as set forth below, Mr. Lorenzini has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Lorenzini does not have a family relationship with any member of our Board or any of our executive officers.

Mr. Lanois, age 60, is a Senior Vice President of RMR LLC and Senior Vice President, Chief Financial Officer and Treasurer of Tremont Advisors. He has also served as Chief Financial Officer and Treasurer of Tremont Mortgage Trust since 2018. He served as a vice president of RMR Advisors since 2020 and previously served as a vice president of Tremont Advisors and RMR LLC since RMR LLC acquired substantially all of the Tremont business in 2016. Before joining RMR LLC, Mr. Lanois was chief financial officer and portfolio manager of Tremont Realty Capital since 2004. Prior to Tremont Realty Capital, Mr. Lanois was chief financial officer of CRES Development Company, Inc., a multidisciplinary real estate firm, from 2003 to 2004. Prior to CRES Development, Mr. Lanois was senior vice president and chief financial officer at Pembroke Real Estate, the real estate development and management division of FMR LLC, from 1998 to 2002. Prior to Pembroke, Mr. Lanois was vice president and controller at Beacon Properties Corporation, and he previously worked at AEW Capital Management and the accounting firm of Laventhol & Horwath.

Mr. Lanois has advised us that he has no arrangement or understanding with any other person pursuant to which he was appointed as Chief Financial Officer and Treasurer, and, except as set forth below, Mr. Lanois has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Lanois does not have a family relationship with any member of our Board or any of our executive officers.

In addition, on January 5, 2021, Jennifer B. Clark resigned as our Managing Trustee, effective that day. Effective that same day, the Board of Trustees, based on the recommendation of the Nominating Committee of the Board of Trustees, elected Matthew P. Jordan, age 45, as successor Managing Trustee to fill the vacancy created by Ms. Clark’s resignation and for the remainder of Ms. Clark’s current term as a Class III Managing Trustee and until his successor shall have been elected and shall have qualified or until his term as a Class III Managing Trustee shall have terminated in accordance with the terms of our governing documents.

Mr. Jordan, age 45, is the executive vice president, chief financial officer and treasurer of The RMR Group Inc. (“RMR Inc.”) and its majority-owned subsidiary, RMR LLC. RMR Inc. is the managing member of RMR LLC. Mr. Jordan joined RMR LLC in April 2012 as chief accounting officer; he became senior vice president, chief financial officer and treasurer of RMR LLC in November 2012; and he became executive vice president, chief financial officer and treasurer of RMR LLC in October 2017. Mr. Jordan has served as an executive vice president of RMR Inc. since 2018 and as its chief financial officer and treasurer since 2015. Mr. Jordan has served as a director and the president and chief executive officer of Tremont Advisors since January 2021 and previously served as executive vice president, chief financial officer and treasurer of Tremont Advisors from October 2017 to December 2020 and prior to that as senior vice president, treasurer and chief financial officer of Tremont Advisors from September 2016 and treasurer, chief financial officer and assistant secretary of Tremont Advisors from March 2016. Mr. Jordan has served as a director of RMR Advisors since January 2019 and as executive vice president, chief financial officer and treasurer of RMR Advisors since October 2017.

Mr. Jordan has advised us that he has no arrangement or understanding with any other person pursuant to which he was elected as our Managing Trustee, and, except as set forth below, Mr. Jordan has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Jordan does not have a family relationship with any member of our Board or any of our executive officers. Mr. Jordan is not expected to be appointed to any committees of our Board.

In accordance with our publicly disclosed Trustee compensation arrangements, Mr. Jordan will not be entitled to any cash compensation for his service as a Managing Trustee. A summary of our currently effective Trustee compensation is contained in our proxy statement for our 2020 annual meeting of shareholders held on May 22, 2020, which was filed with the SEC on April 23, 2020, which summary is incorporated herein by reference.

Information Regarding Certain Relationships and Related Person Transactions

We have relationships and historical and continuing transactions with Tremont Advisors, RMR LLC, RMR Advisors and others related to them in addition to those noted above. For example: we have no employees and the personnel and various services we require to operate our business are provided to us by Tremont Advisors pursuant to our management agreement with Tremont Advisors and were historically provided to, or arranged for, us by RMR Advisors; Tremont Advisors is a subsidiary of RMR LLC and certain of the services provided to us by Tremont Advisors are provided by RMR LLC pursuant to a shared services agreement between Tremont Advisors and RMR LLC; Adam Portnoy, our other Managing Trustee, is the sole trustee, an officer and the controlling shareholder of ABP Trust, which is the controlling shareholder of RMR Inc., and he is also a director of Tremont Advisors and RMR Advisors, a managing director and the president and chief executive officer of RMR Inc., and an officer and employee of RMR LLC; and each of our other officers is also an officer and/or employee of Tremont Advisors, RMR Advisors or RMR LLC. In addition, other companies to which RMR LLC or its subsidiaries provide management services have trustees, directors and officers some of whom are also trustees, directors or officers of us, Tremont Advisors, RMR Advisors, RMR LLC or RMR Inc. and some of our Trustees and officers serve as trustees, directors or officers of these companies.

For further information about these and other such relationships and related person transactions, please see our filings with the SEC. Our filings with the SEC and copies of certain of our agreements with these related parties will be publicly available as exhibits to our public filings with the SEC and accessible at the SEC’s website, www.sec.gov.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Business Change, effective January 5, 2021, the Board of Trustees adopted the Amended and Restated Agreement and Declaration of Trust and Amended and Restated Bylaws, to among other things, reflect our new name, remove provisions related to our former status under the 1940 Act as a registered investment company, address matters relating to our proposed new tax status as a REIT and, with respect to the Amended and Restated Bylaws, generally conform them to the bylaws for another mortgage REIT managed by Tremont Advisors for efficiency in administration.

The foregoing summary of the Amended and Restated Agreement and Declaration of Trust and Amended and Restated Bylaws is qualified in its entirety by reference to the text of the Amended and Restated Agreement and Declaration of Trust and Amended and Restated Bylaws, which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01.	Other Events.

The information relating to our receipt of the Deregistration Order under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01.	Other Events.

(d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Agreement and Declaration of Trust of RMR Mortgage Trust, effective January 5, 2021
3.2	Amended and Restated Bylaws of RMR Mortgage Trust, effective January 5, 2021
10.1	Management Agreement, dated January 5, 2021, by and between RMR Mortgage Trust and Tremont Realty Advisors LLC
10.2	Form of Indemnification Agreement
16.1	Letter of RSM US LLP, dated January 5, 2021, to the Securities and Exchange Commission
104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RMR MORTGAGE TRUST

	By:	/s/ G. Douglas Lanois
	Name:	G. Douglas Lanois
	Title:	Chief Financial Officer and Treasurer

Date: January 5, 2021